Exhibit 99.1
COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, ss.	SUPERIOR COURT BUSINESS LITIGATION SESSION

x

IN RE PROGRESS SOFTWARE CORP.	:	Civil Action
DERIVATIVE LITIGATION	:	No. 07-1937-BLS2
:
x

UNITED STATES DISTRICT COURT DISTRICT OF MASSACHUSETTS

x

ARKANSAS TEACHER RETIREMENT	:
SYSTEM, Derivatively on Behalf of
PROGRESS SOFTWARE CORPORATION,	:

Plaintiff,	:

vs.	:	Civil Action
No. 08-10757-RCL
JOSEPH W. ALSOP, DAVID IRELAND,	:
RICHARD R. REIDY, NORMAN R. ROBERTSON,
PETER SLIWKOWSKI, DAVID P. VESTY,	:
DAVID H. BENTON, ROGER J. HEINEN, JR.,
MICHAEL L. MARK, SCOTT A. McGREGOR,	:
AMRAM RASIEL, and LARRY R. HARRIS,
:

Defendants,	:

and	:

PROGRESS SOFTWARE CORPORATION,	:

Nominal Defendant.	:
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NOTICE OF PROPOSED SETTLEMENT
OF DERIVATIVE ACTIONS AND OF SETTLEMENT HEARING

TO: ALL HOLDERS OF THE COMMON STOCK OF PROGRESS SOFTWARE CORPORATION (“PSC” OR THE “COMPANY”). PLEASE READ THIS NOTICE CAREFULLY AND COMPLETELY. YOUR RIGHTS WILL BE AFFECTED. IF YOU HOLD PSC COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE TRANSMIT THIS NOTICE TO SUCH BENEFICIAL OWNER.
          YOU ARE HEREBY NOTIFIED that a proposed settlement (the “Settlement”) has been reached with respect to In re Progress Software Corp. Derivative Litig., Civil A. No. 07-1937-BLS2 (Mass Super. Ct) (the “State Action”) and Arkansas Teacher Retirement System v. Joseph W. Alsop et al., Civ. A. No. 08-10757-RCL (D. Mass) (the “Federal Action”) (collectively, the “Litigation”), which arise out of allegations of backdating of stock options at the Company. The terms of the Settlement are set forth in a Stipulation of Settlement dated September 5, 2008 (the “Stipulation”), which has been furnished as an exhibit to PSC’s September 29, 2008 Form 8-K filing with the United Stated Securities and Exchange Commission. If you own PSC common stock, your rights may be affected by the Settlement.
          PLEASE BE FURTHER ADVISED that pursuant to an Order of the Massachusetts Superior Court dated September 18, 2008, a hearing (the “Settlement Hearing”) will be held on December 2, 2008, at 2:00 p.m., before the Honorable Judith Fabricant, in the Business Litigation Session of the Massachusetts Superior Court (the “State Court”), Suffolk Superior Courthouse, 3 Pemberton Square, Courtroom 1017, Boston, Massachusetts 02108. The purpose of the Settlement Hearing is to (i) determine whether the Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate to PSC and PSC’s shareholders; (ii) consider a judgment dismissing the State Action with prejudice, with each party to bear its, his or her own costs (unless expressly stated otherwise in the Stipulation), and release and enjoin prosecution of any and all claims to be released pursuant to the Stipulation; (iii) consider Plaintiffs’ counsels’ request for an award of attorneys’ fees and expenses to be paid by PSC or its insurers; and (iv) hear such other matters as the State Court may deem necessary and appropriate. If the State Court approves the Settlement, a notice of dismissal will be presented to the United States District Court for the District of Massachusetts to effect the dismissal with prejudice of the Federal Action.
          The Litigation and Settlement address claims alleging that certain of PSC’s current and former directors and officers (“Defendants”) breached their fiduciary duties and other legal obligations to PSC in connection with their approval and/or receipt of backdated stock option grants and in connection with PSC’s public disclosure documents with respect thereto. Each of the Defendants denies and continues to deny all allegations of wrongdoing and deny liability on the claims asserted in the Litigation.
          PSC has received consideration valued at approximately $7 million, in the form of the cancellation of vested stock options, repricing of unvested stock options and cash consideration. In addition, PSC has implemented certain corporate governance reforms and agreed to implement certain additional corporate governance reforms, all of which are designed to prevent the backdating or misdating of equity-based compensation awards.

          If the Settlement is approved, the Litigation will be dismissed with prejudice against all Defendants, and the Defendants will be released by Plaintiffs, PSC and PSC’s shareholders (derivatively on behalf of PSC) from all claims that were or could have been alleged in the Litigation and that arise from the facts and events forming the basis of the Litigation.
          At or before the Settlement Hearing, Plaintiffs’ counsel will apply to the State Court for an award of $1.9 million in attorneys’ fees and for reimbursement of expenses, to be paid solely by PSC or its insurers. Defendants have agreed not to contest this application.
          Any PSC shareholder as of September 18, 2008 who objects to the Settlement of the Litigation or the terms thereof, the judgment to be entered in the Litigation, and/or Plaintiffs’ application for fees and expenses, or otherwise wishes to be heard, may appear personally or by counsel at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that no such evidence or argument may be considered, except by Order of the State Court for good cause shown, unless, no later than November 12, 2008, copies of (i) a written notice of intention to appear, identifying the name, address, and telephone number of the objector or other person wishing to be heard and, if represented, their counsel; (ii) a written detailed statement of such person’s specific objections to any matter before the State Court; (iii) account statements or other documentation sufficient to show that the objector is a current PSC shareholder; (iv) the grounds for such objections and any reasons for such person’s desiring to appear and be heard; and (v) all documents and writings such person desires the State Court to consider, are filed with the State Court and served by hand or overnight delivery upon the following counsel:

Thomas J. Dougherty	Salvatore J. Graziano
SKADDEN, ARPS, SLATE,	BERNSTEIN LITOWITZ BERGER
MEAGHER & FLOM LLP	& GROSSMANN LLP
One Beacon Street	1285 Avenue of the Americas, 38th Floor
Boston, Massachusetts 02108	New York, New York 10019

Michael J. Hynes
SCHIFFRIN BARROWAY
TOPAZ & KESSLER, LLP
280 King of Prussia Road
Radnor, Pennsylvania 19087
          The foregoing description of the Settlement is not intended to be comprehensive. For a complete description of the Settlement terms, please see the Stipulation, which is available as an exhibit to PSC’s September 29, 2008 Form 8-K filing with the Securities and Exchange Commission.

Dated: September 18, 2008	BY ORDER OF THE COURT.

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